EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in the Registration Statements of Magic Lantern Group, Inc.on Form S-3 (Nos. 333-101974, 333-116147 and 119013) of our report relating to the financial statements of Magic Lantern Group, Inc. as of December 31, 2004, which appears in the Annual Report to Stockholders on Form 10-K for the year ended December 31, 2004.

/s/  Schwartz Levitsky Feldman LLP

SCHWARTZ LEVITSKY FELDMAN LLP

Chartered Accountants

Toronto, Ontario, Canada

April 26, 2005